1700 Broadway, Suite 2300 Denver, CO 80290-2300 Phone: 303.837.1661 FAX: 303.861.4023

News Release

Company Contact: Eric K. Hagen	April 30, 2018
Title: Vice President, Investor Relations	For immediate release
Phone: 303-837-1661
Email: Eric.Hagen@whiting.com

Whiting Petroleum Corporation Announces First Quarter 2018

Financial and Operating Results

•	Q1 2018 Average Production of 127,050 BOE/d above Midpoint of Guidance
•	Q1 2018 Diluted Earnings per Share of $0.16 and Adjusted Earnings per Share of $0.92
•	Q1 2018 Net Cash Provided by Operating Activities Exceeded Capital Expenditures by $46 Million and Discretionary Cash Flow Exceeded Capital Expenditures by $103 Million
•	Q1 2018 DD&A per BOE Significantly below Low End of Guidance
•	Oil Differentials per Bbl and Natural Gas Differentials per Mcf below Low End of Guidance

DENVER – April 30, 2018 – Whiting’s (NYSE: WLL) production in the first quarter 2018  totaled 11.4 million barrels of oil equivalent (MMBOE), comprised of 84% crude oil/natural gas liquids (NGLs).  First quarter 2018  production averaged 127,050 barrels of oil equivalent per day (BOE/d) and came in above the midpoint of guidance.  Capex for the first quarter 2018 was $187 million.  First quarter 2018 net cash provided by operating activities of $233 million exceeded capital expenditures by $46 million and first quarter 2018 discretionary cash flow of $290 million exceeded capital expenditures by $103 million.  Whiting’s depreciation, depletion and amortization (DD&A) of $16.43 per BOE, oil differentials of $4.31 per barrel (Bbl) and natural gas differentials of $1.48 per thousand cubic feet (Mcf) all came in below the low end of guidance.  Guidance at the midpoint for such metrics called for $17.50 per BOE, $4.50 per Bbl and $1.50 per Mcf, respectively.

During the first quarter 2018 and subsequent to the quarter, the Company added to its hedges and is now 71% hedged for 2018 and 15% hedged for 2019 as a percentage of March 2018 production with a mix of swaps and collars as detailed later in the press release.

Operating and Financial Results

The following table summarizes the operating and financial results for the first quarter of 2018 and 2017, including non-cash charges recorded during those periods:

	Three Months Ended
	March 31,
	2018	2017
Production (MBOE/d) (1)	127.05	117.36
Net cash provided by operating activities-MM	$232.9	$80.1
Discretionary cash flow-MM (2)	$290.5	$182.6
Realized price ($/BOE)	$42.87	$35.29
Total operating revenues-MM	$515.1	$371.3
Net income (loss) attributable to common shareholders-MM (3)	$15.0	$(87.0)
Per basic share (4)	$0.17	$(0.96)
Per diluted share (4)	$0.16	$(0.96)

Adjusted net income (loss) attributable to common shareholders-MM (5)	$83.7	$(54.2)
Per basic share (4)	$0.92	$(0.60)
Per diluted share (4)	$0.92	$(0.60)

(1)	First quarter 2017 includes 8,220 BOE/d from properties that have since been divested.
(2)	A reconciliation of net cash provided by operating activities to discretionary cash flow is included later in this news release.
(3)	Net income (loss) attributable to common shareholders includes $28 million and $38 million of pre-tax, non-cash derivative losses for the three months ended March 31, 2018 and 2017, respectively.
(4)	All per share amounts have been retroactively adjusted for the 2017 period to reflect the Company’s one-for-four reverse stock split in November 2017.
(5)	A reconciliation of net income (loss) attributable to common shareholders to adjusted net income (loss) attributable to common shareholders is included later in this news release.

Bradley J. Holly, Whiting’s President and CEO, commented, “I am pleased we delivered another solid quarter here at Whiting.  The team did a great job managing through a heavy winter, allowing us to meet our first quarter goals.  For the second quarter in a row, Whiting generated discretionary cash flow that significantly exceeded its capital expenditures.  As we move through the second quarter into the summer months, we plan to increase our pace of operations in the Bakken in order to accelerate our growth profile.  We remain on target with our $750 million capex budget as the focus shifts from Redtail drilled uncompleted wells to Bakken development in the second half of the year.  As you can see in our operational results, our Company remains a leader in implementing optimized completions to unlock the full value of its Bakken assets.”

Operations Update

In the first quarter 2018, total net production for the Company averaged 127,050 BOE/d.  The Bakken/Three Forks play in the Williston Basin averaged 103,115 BOE/d.  The Redtail Niobrara/Codell play in the DJ Basin averaged 23,300 BOE/d.

Whiting Successfully Tests Optimized Completion in Southern Hidden Bench Area.  Subsequent to the quarter, the Company completed a noteworthy single-well pad in its southern Hidden Bench area of McKenzie County, North Dakota.  The Mallow 34-8H targeted the Bakken formation and tested at a 24-hour IP rate of 4,837 BOE/d.  The well used Whiting’s new optimized completion philosophy and was fracture-stimulated in 40 stages with 8.7 million pounds of proppant.  This well significantly outperformed the test rates on an offsetting three-well pad that was completed in 2013.  The offsetting Smokey 2-17-5 pad had an average 24-hour IP rate of 2,647 BOE/d.  These wells were completed in the Middle Bakken and Three Forks formations with an average of 30 stages and 3.8 million pounds of proppant.

Third-Party Gas Processing Outage Impacts Outlook.  On April 19, 2018, a third-party gas plant operator informed Whiting it plans to conduct unscheduled gas plant maintenance for the majority of the month of May.  The plant processes nearly all of the natural gas produced at Whiting’s Sanish field. The Company does not anticipate the plant outage will have an impact on oil sales.  The impact on production is a reduction of 150,000 BOE of gas and NGL sales.  The impact on discretionary cash flow is a reduction of approximately $2 million.  Whiting has reduced its second quarter 2018 outlook to reflect the impact of this unscheduled maintenance.  The Company’s full-year production guidance remains unchanged.

First Quarter 2018 Capital Expenditures and Activity Summary

During the first quarter 2018, Whiting’s capital expenditures totaled $187 million.  This includes $6 million for non-operated drilling and completion, $3 million for land and $1  million for facilities.  Whiting drilled 24 wells in its Williston Basin area and no wells in its Redtail area during the quarter.  The Company put 19 wells on production in the Williston Basin and 6 wells on production at Redtail during the quarter.

Other Financial and Operating Results

The following table summarizes the Company’s net production and commodity price realizations for the quarters ended March  31, 2018 and 2017:

	Three Months Ended
	March 31,
	2018	2017	Change
Production
Oil (MMBbl)	7.74	7.30	6%
NGLs (MMBbl)	1.82	1.62	12%
Natural gas (Bcf)	11.27	9.87	14%
Total equivalent (MMBOE) (1)	11.43	10.56	8%
Average sales price
Oil (per Bbl):
Price received	$58.61	$43.92	33%
Effect of crude oil hedging (2)	(3.21)	0.20
Realized price (3)	$55.40	$44.12	26%
Weighted average NYMEX price (per Bbl) (4)	$62.92	$51.87	21%
NGLs (per Bbl):
Realized price	$23.57	$17.69	33%
Natural gas (per Mcf):
Realized price	$1.65	$2.25	(27%)
Weighted average NYMEX price (per MMBtu) (4)	$3.13	$3.06	2%

--]
(1)	First quarter 2017 includes 8,220 BOE/d from properties that have since been divested.
(2)

Whiting paid $25 million and received $1 million in pre-tax cash settlements on its crude oil hedges during the first quarter of 2018 and 2017, respectively.  A summary of Whiting’s outstanding hedges is included later in this news release.

(3)

Whiting’s realized price was reduced by $1.09 per Bbl and $2.21 per Bbl in the first quarter of 2018 and 2017, respectively, due to the Redtail fixed fee differential deficiency payment.  The remaining contract ends in April 2020.

(4)	Average NYMEX prices weighted for monthly production volumes.

First Quarter 2018 and 2017 Costs and Margins

A summary of production and cash revenues and cash costs on a per BOE basis is as follows:

	Three Months Ended
	March 31,
	2018	2017
	(per BOE, except production)
Production (MMBOE)	11.43	10.56

Sales price, net of hedging	$42.87	$35.29
Lease operating expense	8.10	8.56
Production tax	3.31	3.03
Cash general & administrative	2.35	2.34
Exploration	0.41	0.58
Cash interest expense	3.94	3.83
Cash income tax benefit	-	(0.18)
	$24.76	$17.13

Outlook for Second Quarter and Full-Year 2018

The following table provides guidance for the second quarter and full-year 2018 based on current forecasts, including Whiting’s full-year 2018 capital budget of $750 million:

Guidance
	Second Quarter	Full Year
	2018	2018
Production (MMBOE)	11.0 - 11.5	46.5 - 47.2
Lease operating expense per BOE	$ 7.90 - $ 8.50	$ 7.90 - $ 8.30
General and administrative expense per BOE	$ 2.70 - $ 3.00	$ 2.60 - $ 2.90
Interest expense per BOE	$ 4.00 - $ 4.40	$ 4.00 - $ 4.40
Depreciation, depletion and amortization per BOE	$16.00 - $17.00	$16.00 - $17.00
Production taxes (% of sales revenue)	7.7% - 8.3%	7.8% - 8.2%
Oil price differentials to NYMEX per Bbl (1)	($4.50) - ($5.50)	($4.50) - ($5.50)
Gas price differential to NYMEX per Mcf	($1.50) - ($2.00)	($1.50) - ($2.00)

(1)	Does not include the effects of NGLs.

Commodity Derivative Contracts

Whiting is 71% hedged for 2018 as a percentage of March 2018 production.

The following summarizes Whiting’s crude oil hedges as of April 24, 2018:

			Weighted Average	As a Percentage of
Derivative	Hedge	Contracted Crude	NYMEX Price	March 2018
Instrument	Period	(Bbls per Month)	(per Bbl)	Oil Production

Three-way collars (1)	2018		Sub-Floor/Floor/Ceiling
	Q2	1,450,000	$37.07 - $47.07 - $57.30	55.8%
	Q3	1,450,000	$37.07 - $47.07 - $57.30	55.8%
	Q4	1,450,000	$37.07 - $47.07 - $57.30	55.8%

Swaps	2018		Fixed Price
	Q2	400,000	$61.74	15.4%
	Q3	400,000	$61.74	15.4%
	Q4	400,000	$61.74	15.4%

Collars	2019		Floor/Ceiling
	Q1	400,000	$50.00 - $68.44	15.4%
	Q2	400,000	$50.00 - $68.44	15.4%

(1)

A three-way collar is a combination of options: a sold call, a purchased put and a sold put.  The sold call establishes a maximum price (ceiling) we will receive for the volumes under contract. The purchased put establishes a minimum price (floor), unless the market price falls below the sold put (sub-floor), at which point the minimum price would be NYMEX plus the difference between the purchased put and the sold put strike price.

Selected Operating and Financial Statistics

	Three Months Ended
	March 31,
	2018	2017
Selected operating statistics:
Production
Oil, MBbl	7,740	7,297
NGLs, MBbl	1,816	1,619
Natural gas, MMcf	11,273	9,872
Oil equivalents, MBOE (1)	11,435	10,562
Average prices
Oil per Bbl (excludes hedging)	$58.61	$43.92
NGLs per Bbl	$23.57	$17.69
Natural gas per Mcf	$1.65	$2.25
Per BOE data
Sales price (including hedging)	$42.87	$35.29
Lease operating	$8.10	$8.56
Production taxes	$3.31	$3.03
Depreciation, depletion and amortization	$16.43	$22.76
General and administrative	$2.75	$2.90
Selected financial data: (In thousands, except per share data)
Total operating revenues	$515,083	$371,317
Total operating expenses	$416,892	$448,823
Total other expense, net	$(83,179)	$(48,941)
Net income (loss) attributable to common shareholders	$15,012	$(86,957)
Income (loss) per common share, basic (2)	$0.17	$(0.96)
Income (loss) per common share, diluted (2)	$0.16	$(0.96)
Weighted average shares outstanding, basic (2)	90,892	90,652
Weighted average shares outstanding, diluted (2)	91,310	90,652
Net cash provided by operating activities	$232,867	$80,070
Net cash provided by (used in) investing activities	$(177,447)	$243,140
Net cash used in financing activities	$(904,284)	$(380,006)

(1)	First quarter 2017 includes 8,220 BOE/d from properties that have since been divested.
(2)	All share and per share amounts have been retroactively adjusted for the 2017 period to reflect the Company’s one-for-four reverse stock split in November 2017.

Selected Financial Data

For further information and discussion on the selected financial data below, please refer to Whiting Petroleum Corporation’s Quarterly Report on Form 10-Q for the quarter ended March  31, 2018 to be filed with the Securities and Exchange Commission.

WHITING PETROLEUM CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands)

	March 31,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$30,515	$879,379
Accounts receivable trade, net	270,304	284,214
Prepaid expenses and other	27,710	26,035
Total current assets	328,529	1,189,628
Property and equipment:
Oil and gas properties, successful efforts method	11,473,492	11,293,650
Other property and equipment	134,790	134,524
Total property and equipment	11,608,282	11,428,174
Less accumulated depreciation, depletion and amortization	(4,429,947)	(4,244,735)
Total property and equipment, net	7,178,335	7,183,439
Other long-term assets	25,844	29,967
TOTAL ASSETS	$7,532,708	$8,403,034
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$-	$958,713
Accounts payable trade	86,222	32,761
Revenues and royalties payable	161,704	171,028
Accrued capital expenditures	76,456	69,744
Accrued interest	38,595	40,971
Accrued liabilities and other	76,033	118,815
Taxes payable	29,954	28,771
Derivative liabilities	99,020	132,525
Total current liabilities	567,984	1,553,328
Long-term debt	2,861,428	2,764,716
Asset retirement obligations	131,678	129,206
Other long-term liabilities	36,005	36,642
Total liabilities	3,597,095	4,483,892
Commitments and contingencies
Equity:
Common stock, $0.001 par value, 225,000,000 shares authorized; 92,326,188 issued and 90,927,193 outstanding as of March 31, 2018 and 92,094,837 issued and 90,698,889 outstanding as of December 31, 2017	92	92
Additional paid-in capital	6,406,949	6,405,490
Accumulated deficit	(2,471,428)	(2,486,440)
Total equity	3,935,613	3,919,142
TOTAL LIABILITIES AND EQUITY	$7,532,708	$8,403,034

WHITING PETROLEUM CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2018	2017
OPERATING REVENUES
Oil, NGL and natural gas sales	$515,083	$371,317
OPERATING EXPENSES
Lease operating expenses	92,572	90,393
Production taxes	37,838	32,056
Depreciation, depletion and amortization	187,919	240,407
Exploration and impairment	14,747	20,841
General and administrative	31,480	30,617
Derivative loss, net	52,664	36,577
Loss on sale of properties	2,576	1,274
Amortization of deferred gain on sale	(2,904)	(3,342)
Total operating expenses	416,892	448,823
INCOME (LOSS) FROM OPERATIONS	98,191	(77,506)
OTHER INCOME (EXPENSE)
Interest expense	(52,899)	(48,011)
Loss on extinguishment of debt	(31,160)	(1,540)
Interest income and other	880	610
Total other expense	(83,179)	(48,941)
INCOME (LOSS) BEFORE INCOME TAXES	15,012	(126,447)
INCOME TAX BENEFIT
Current	-	(1,890)
Deferred	-	(37,586)
Total income tax benefit	-	(39,476)
NET INCOME (LOSS)	15,012	(86,971)
Net loss attributable to noncontrolling interests	-	14
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$15,012	$(86,957)
INCOME (LOSS) PER COMMON SHARE (1)
Basic	$0.17	$(0.96)
Diluted	$0.16	$(0.96)
WEIGHTED AVERAGE SHARES OUTSTANDING (1)
Basic	90,892	90,652
Diluted	91,310	90,652

(1)	All share and per share amounts have been retroactively adjusted for the 2017 period to reflect the Company’s one-for-four reverse stock split in November 2017.

WHITING PETROLEUM CORPORATION

Reconciliation of Net Income (Loss) Attributable to Common Shareholders to

Adjusted Net Income (Loss) Attributable to Common Shareholders

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2018	2017
Net income (loss) attributable to common shareholders	$15,012	$(86,957)
Adjustments:
Amortization of deferred gain on sale	(2,904)	(3,342)
Loss on sale of properties	2,576	1,274
Impairment expense	10,050	14,703
Loss on extinguishment of debt	31,160	1,540
Total measure of derivative loss reported under U.S. GAAP	52,664	36,577
Total net cash settlements received (paid) on commodity derivatives during the period	(24,837)	1,470
Tax impact of adjustments above	-	(19,478)
Adjusted net income (loss) attributable to common shareholders (1)	$83,721	$(54,213)

Adjusted net income (loss) attributable to common shareholders per share, basic (2)	$0.92	$(0.60)
Adjusted net income (loss) attributable to common shareholders per share, diluted (2)	$0.92	$(0.60)

(1)

Adjusted Net Income (Loss) Attributable to Common Shareholders is a non-GAAP financial measure.  Management believes it provides useful information to investors for analysis of Whiting’s fundamental business on a recurring basis.  In addition, management believes that Adjusted Net Income (Loss) Attributable to Common Shareholders is widely used by professional research analysts and others in valuation, comparison and investment recommendations of companies in the oil and gas exploration and production industry, and many investors use the published research of industry research analysts in making investment decisions.  Adjusted Net Income (Loss) Attributable for Common Shareholders should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, cash flow or liquidity measures under U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

(2)	All per share amounts have been retroactively adjusted for the 2017 period to reflect the Company’s one-for-four reverse stock split in November 2017.

WHITING PETROLEUM CORPORATION

Reconciliation of Net Cash Provided by Operating Activities to Discretionary Cash Flow

(in thousands)

	Three Months Ended
	March 31,
	2018	2017
Net cash provided by operating activities	$232,867	$80,070
Operating cash outflow for settlement of commodity derivative contract	61,036	-
Exploration	4,697	6,138
Changes in working capital	(8,131)	96,381
Discretionary cash flow (1)	$290,469	$182,589

(1)

Discretionary cash flow is a non-GAAP measure.  Discretionary cash flow is presented because management believes it provides useful information to investors for analysis of the Company’s ability to internally fund acquisitions, exploration and development.  Discretionary cash flow should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, cash flow or liquidity measures under U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

Conference Call

The Company’s management will host a conference call with investors, analysts and other interested parties on Tuesday,  May 1, 2018 at 11:00 a.m. ET (10:00 a.m. CT, 9:00 a.m. MT) to discuss Whiting’s first quarter 2018 financial and operating results. Participants are encouraged to pre-register for the conference call by clicking on the following link: http://dpregister.com/10118769. Callers who pre-register will be given a unique telephone number and PIN to gain immediate access on the day of the call.

Those without internet access or unable to pre-register may join the live call by dialing: (877) 328-5506 (U.S.), (866) 450-4696 (Canada) or (412) 317-5422 (International) to be connected to the call.  Presentation slides will be available at http://www.whiting.com by clicking on the “Investor Relations” box on the menu and then on the link titled "Presentations & Events."

A telephonic replay will be available beginning one to two hours after the call on Tuesday,  May 1, 2018 and continuing through Tuesday,  May 8, 2018.  You may access this replay at (877) 344-7529 (U.S.), 855-669-9658 (Canada) or (412) 317-0088 (International) and enter the pass code 10118769.  You may also access a web archive at http://www.whiting.com beginning one to two hours after the conference call.

About Whiting Petroleum Corporation

Whiting Petroleum Corporation, a Delaware corporation, is an independent oil and gas company that develops, produces, acquires and explores for crude oil, natural gas and natural gas liquids primarily in the Rocky Mountains region of the United States.  The Company’s largest projects are in the Bakken and Three Forks plays in North Dakota and Montana and the Niobrara play in northeast Colorado.  The Company trades publicly under the symbol WLL on the New York Stock Exchange.  For further information, please visit http://www.whiting.com.

Forward-Looking Statements

This news release contains statements that we believe to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than historical facts, including, without limitation, statements regarding our future financial position, business strategy, projected revenues, earnings, costs, capital expenditures and debt levels, and plans and objectives of management for future operations, are forward-looking statements. When used in this news release, words such as we “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe” or “should” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements.

These risks and uncertainties include, but are not limited to: declines in or extended periods of low oil, NGL or natural gas prices; our level of success in exploration, development and production activities; risks related to our level of indebtedness, ability to comply with debt covenants and periodic redeterminations of the borrowing base under our credit agreement; impacts to financial statements as a result of impairment write-downs; our ability to successfully complete asset dispositions and the risks related thereto, including the potential disposition of our Redtail Field assets; revisions to reserve estimates as a result of changes in commodity prices, regulation and other factors; adverse weather conditions that may negatively impact development or production activities; the timing of our exploration and development expenditures; inaccuracies of our reserve estimates or our assumptions underlying them; risks relating to any unforeseen liabilities of ours; our ability to generate sufficient cash flows from operations to meet the internally funded portion of our capital expenditures budget; our ability to obtain external capital to finance exploration and development operations; federal and state initiatives relating to the regulation of hydraulic fracturing and air emissions; unforeseen underperformance of or liabilities associated with acquired properties; the impacts of hedging on our results of operations; failure of our properties to yield oil or gas in commercially viable quantities; availability of, and risks associated with, transport of oil and gas; our ability to drill producing wells on undeveloped acreage prior to its lease expiration; shortages of or delays in obtaining qualified personnel or equipment, including drilling rigs and completion services; uninsured or underinsured losses resulting from our oil and gas operations; our inability to access oil and gas markets due to market conditions or operational impediments; the impact and costs of compliance with laws and regulations governing our oil and gas operations; the potential impact of changes in laws, including tax reform, that could have a negative effect on the oil and gas industry; our ability to replace our oil and natural gas reserves; any loss of our senior management or technical personnel; competition in the oil and gas industry; cyber security attacks or failures of our telecommunication systems; and other risks described under the caption “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2017.  We assume no obligation, and disclaim any duty, to update the forward-looking statements in this news release.